Spicy Pickle

OTC BB: SPKL
WWW.SPICYPICKLE.COM

JULY 2008

INVEST IN...

- $70 billion fast-casual dining industry
- Rapidly expanding national restaurant chain with existing brand recognition
- Management team combining franchising, finance and culinary expertise
- "Eco-friendly" company utilizing renewable energy

FINANCIAL DATA

Stock Price	$0.78
Common Shares Outstanding	48.0
Market Cap	$37.4
Cash	$3.6
Debt	$0.5
Enterprise Value	$44.9
Book Value / Share	$0.08
Revenue ('06)	$0.9
Revenue ('07)	$1.3
Revenue ('08E)	$2.4 - $2.6
Revenue Growth ('07)	*44%*
Revenue Growth ('08E)	*85% - 100%*

- *All numbers in millions, except stock price. Shares outstanding and stock price are as of June 30, 2008. Balance sheet data as of March 31, 2008.*

COMPANY PROFILE

Founded in 1999, Spicy Pickle Franchising, Inc. ("Spicy Pickle") is a nationally recognized and award-winning franchise specializing in culinary inspired fast-casual dining. Spicy Pickle™ serves high quality meats and cheeses on fine artisan breads to create healthy and delicious Panini and sub sandwiches with flavors from around the world. As a leading "fast-casual" concept, Spicy Pickle™ offers menu items that are far beyond traditional fast food – but that are much more affordable than casual dining. Providing quality, service and an enjoyable atmosphere in each restaurant, Spicy Pickle™ was ranked no. 25 in Fast Casual Magazine's 2007 Top 100 Movers and Shakers. Spicy Pickle™ is also recognized as an eco-friendly company committed to doing its part through the purchase of wind power equal to its electric use and the elimination of Styrofoam packaging.







MARKET OPPORTUNITY

Fast-casual dining is a hybrid of the fast-food and traditional sit-down eating experiences and is estimated to be a $70 billion industry, with anticipated growth of approximately 10% - 15% annually. With increased consumer demand for healthier foods and premium ingredients, the fast-casual dining industry is on fire with more than 300 brands fueling a new restaurant explosion. With 41 restaurants open across 13 states, an additional 87 restaurants pre-sold and an infrastructure to support 200 restaurants, Spicy Pickle is poised for tremendous growth.

INVESTMENT PARADIGM







IDEA

- $70 billion fast-casual dining industry, growing 10% - 15% annually
- Predictable annual revenue stream increases with each new restaurant opening (approx.):
  - Franchise: $40,000 - $50,000
  - Company owned: $300,000 - $700,000*
- 5% weekly royalty per restaurant
- 2% ad fee paid by franchisees defrays majority of corporate marketing costs

INVESTMENT THESIS

- Proven franchising CEO - grew Pretzelmaker franchise from 7 to 240 stores before Mrs. Fields Cookies acquisition
- Infrastructure already in place to support 200 restaurants, 30+ openings each year
- Breakeven point: 75 - 100 restaurants
- Existing count: 41
- Pre-sold count: 87 (with sales ongoing)

2008E revenue growth of 85%+

CATALYSTS

Immediate

- Existing pipeline of 87 pre-sold stores
- 3 under construction, 8 in development

Near-term

- Potential acquisition to quickly increase restaurant count
- Continue growing number of company owned restaurants
- Continue pre-selling restaurants to experienced franchisees

Long-term

- Pursue super-high profile venue locations

* *Range width due to varied restaurant schedules: operating 5, 6 or 7 days a week.*

Anticipated 2008 revenue: approximately $2.4 - $2.6 MM

FINANCIAL INFORMATION (ALL NUMBERS IN MILLIONS EXCEPT EPS)

Income Statement	2006	2007	Q1 '08
Revenue – Restaurant and bakery sales	$0.4	$0.03	$0.4
Revenue – Franchise fees and royalties	$0.5	$1.2	$0.2
Total Revenue	$0.9	$1.3	$0.6
(Loss) From Operations	($1.4)	($3.6)	($1.5)
Net Income	($1.4)	($3.6)	($1.5)
EPS	($0.04)	($0.08)	($0.03)
Balance Sheet	**2006**	**2007**	**Q1 '08**
Cash	$1.2	$5.4	$3.6
Total Assets	$1.5	$6.4	$6.1
Total Liabilities	$0.9	$1.3	$2.1
Stockholders' Equity	$0.6	$5.1	$4.0
Weighted Avg. Common Shares Outstanding	41.0	48.0	48.0



Spicy Pickle

FRANCHISE STATISTICS

Number of Restaurants	Opened	41
	Pre-sold	87

SYSTEM WIDE REVENUE

2006	$7.2 mm
2007	$13.0 mm
1/1/08 - 6/25/08	$9.6 mm

WHERE WE ARE (AS OF JUNE 2008)



OR 2 2
NV 3 4
CA 3 15
SD 1 1
CO 21 3
AZ 1
OK 1 6
TX 3 22
MS 1 2
IL 1 9
IN 2 8
MI 10
OH 1 2
NY 1
VA 1 1
FL 1
Existing Restaurants
Pre-sold Restaurants

RESTAURANT GROWTH



Restaurants
150
120
90
60
30
0
Existing Restaurants
Pre-sold Restaurants
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008

MANAGEMENT TEAM

MARC N. GEMAN
PRESIDENT, CEO & CHAIRMAN

- 14 years of franchise experience
- Former President of Pretzelmaker, built from 7 to 240 stores before selling to Mrs. Fields Cookies in 1998
- BA degree from the University of California at Berkley and JD from the University of Denver

ARNOLD TINTER, CPA
CHIEF FINANCIAL OFFICER

- More than 30 years of public company financial reporting experience
- Former President of Corporate Finance Group, a financial consulting company specializing in strategic planning, M&A and capital formation
- BS in Accounting from C.W. Post College, NY

ANTHONY S. WALKER
CHIEF OPERATING OFFICER

- Co-founder of Spicy Pickle™
- Former Chef of Barolo Grill, Denver

KEVIN T. MORRISON
CHIEF CULINARY OFFICER/DIRECTOR OF BAKING

- Co-founder of Spicy Pickle™
- Former Chief Di Cuisine of Vinci Restaurant, Chicago and Sous Chef of Barolo Grill, Denver

CONTACTS

COMPANY CONTACT
Spicy Pickle
Marc Geman
Denver, Colorado
(303) 951-2530
Marc.Geman@SpicyPickle.com

INVESTOR RELATIONS
Cirrus Financial Communications, LLC
Pamela Solly
Denver, Colorado
(720) 489-4912
Pamela.Solly@CirrusFC.com

AUDITOR
Gordon, Hughes & Banks, LLP
Brian Callahan
Greenwood Village, Colorado
(303) 770-5700
BCallahan@ghbCPA.com

LEGAL COUNSEL
Richardson & Patel, LLP
Mark Abdou
Los Angeles, California
(310) 208-1182
MAbdou@RichardsonPatel.com